Exhibit 99.1

FOR IMMEDIATE RELEASE

Cognex To Acquire Moritex Corporation, A Global Leader In Machine Vision Optics

Components And Advanced Imaging Solutions

•	Expansion of product portfolio to include optics components enables a more comprehensive customer offering.

•	Deepens Cognex’s penetration of important, high-growth machine vision market in Japan.

•	Acquisition price of ¥40 billion (approximately $275 million).

•	Expected to be accretive to GAAP EPS in 2025.

NATICK, MA — August 29, 2023—Cognex Corporation (NASDAQ: CGNX), a leader in industrial machine vision, today announced it has agreed to acquire Moritex Corporation (Moritex) from Trustar Capital, a private equity affiliate of CITIC Capital Holdings Limited, for ¥40 billion (approximately $275 million), in an all-cash transaction. Moritex is a leading global provider of optics components with a strong presence in Japan.

“At Cognex, we provide manufacturers with the most advanced machine vision solutions. We have long admired, and sold, Moritex optics components as an important element of what we do,” said Robert Willett, President and CEO of Cognex. “We often note that machine vision functions like the eye and brain of a human: Cognex vision systems are akin to the brain, and Moritex optics, the eye. Bringing these complementary technologies together will streamline the solution we provide our customers, enabling a more advanced and integrated offering. Expanding into the optics components segment with this acquisition will increase our served market and deepen our penetration of the Japanese machine vision market.”

Moritex has established a reputation as an industry leader providing high-quality, standard optical components over its 50-year history. The company develops and sells high-accuracy solutions for equipment manufacturers in a wide range of industrial markets.

“We are excited to join Cognex as we work towards our mission to provide the best optical solutions for our customers. Combining our best-in-class optics components with a global machine vision leader will create new opportunities for growth,” said Takao Sato, Chief Executive Officer, Moritex. “This acquisition will position us to deliver our solutions to Cognex’s broad customer base, providing a more comprehensive machine vision offering. We remain committed to proactively serving and supporting our customers around the world.”

Willett continued, “Moritex will be Cognex’s largest acquisition in our 42-year history. We are highly selective in evaluating potential acquisitions. Moritex exceeds our selection criteria based on its strategic fit, reputation, growth prospects, culture of innovation, and financial profile.”

Moritex is expected to contribute 6-8% of Cognex’s revenue, and the acquisition is expected to be accretive to GAAP EPS in 2025.

Moritex is headquartered in Yokohama, Japan, with a global footprint of manufacturing facilities and administrative offices. It employs approximately 500 people.

The transaction is expected to close by the end of 2023, subject to customary closing conditions.

Evercore acted as sole financial advisor to Cognex.

About Cognex Corporation

Cognex Corporation invents and commercializes technologies that address some of the most critical manufacturing and distribution challenges. We are a leading global provider of machine vision products and solutions that improve efficiency and quality in high-growth-potential businesses across attractive industrial end markets. Our solutions blend physical products and software to capture and analyze visual information, allowing for the automation of manufacturing and distribution tasks for customers worldwide. Machine vision products are used to automate the manufacturing or distribution and tracking of discrete items, such as mobile phones, electric vehicle batteries and e-commerce packages, by locating, identifying, inspecting, and measuring them. Machine vision is important for applications in which human vision is inadequate to meet requirements for size, accuracy, or speed, or in instances where substantial cost savings or quality improvements are maintained.

Cognex is a world leader in the machine vision industry, having shipped more than 4 million image-based products, representing over $10 billion in cumulative revenue, since the company’s founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “potential,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These statements are based on our current estimates and expectations as to prospective events and circumstances, which may or may not be in our control and as to which there can be no firm assurances given. These forward-looking statements, which include statements regarding business and market trends, future financial performance and financial targets, future product mix and offerings, strategic plans, market and growth opportunities, the anticipated benefits of the Moritex acquisition, the anticipated impact of the Moritex acquisition on Cognex’s business and future financial and operating results, and the anticipated closing date for the Moritex acquisition, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the risk that the acquisition of Moritex may not be completed in a timely manner or at all; (2) the difficulty, timing, cost and results of integrating the acquisition of Moritex; (3) the risk that we will not achieve the anticipated benefits of the acquisition of Moritex in a timely manner or at all; (4) the uncertainties as to the impact of the acquisition on our future results of operations, financial condition, strategy, product portfolio and competitive position; (5) the reliance on key suppliers, such as our primary contract manufacturer, to manufacture and deliver products; (6) delays in the delivery of our products, the failure to meet delivery schedules, and resulting customer dissatisfaction or loss of sales; (7) the inability to obtain, or the delay in obtaining, components for our products at reasonable prices; (8) the failure to effectively manage product transitions or accurately forecast customer demand; (9) the inability to manage disruptions to our distribution centers or to our key suppliers; (10) the expected impact of the fire at our primary contract manufacturer’s plant and related recoveries; (11) the inability to design and manufacture high-quality products; (12) the loss of, or curtailment of purchases by, large customers in the logistics, consumer electronics, or automotive industries; (13) information security breaches; (14) the failure to comply with laws or regulations relating to data privacy or data protection; (15) the inability to protect our proprietary technology and intellectual property; (16) the inability to attract and retain skilled employees and maintain our unique corporate culture; (17) the technological obsolescence of current products and the inability to develop new products; (18) the failure to properly manage the distribution of products and services, including the management of lead times and delivery dates; (19) the impact of competitive pressures; (20) the challenges in integrating and achieving expected results from acquired businesses; (21) potential disruptions in our business systems; (22) potential impairment charges with respect to our investments or acquired intangible assets; (23) exposure to additional tax liabilities, increases and fluctuations in our effective tax rate, and other tax matters; (24) fluctuations in foreign currency exchange rates and the use of derivative instruments; (24) unfavorable global economic conditions, including increases in interest rates and high inflation rates; (26) business disruptions from natural or man-made disasters, such as fire, or public health issues; (27) economic, political, and other risks associated with international sales and operations, including the impact of trade disputes with China and the war in Ukraine; (28) exposure to potential liabilities, increased costs, reputational harm, and other adverse effects associated with expectations relating to environmental, social, and governance considerations; (29) stock price volatility; and (30) our involvement in time-consuming and costly litigation or activist shareholder activities; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022 and Form 10-Q for the fiscal quarter ended July 2, 2023. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Contact:

Nathan McCurren

Head of Investor Relations

Cognex Corporation

nathan.mccurren@cognex.com

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